TSX TRUST

GoldRoyalty

Enrollment Form

Gold Royalty Corp. Dividend Reinvestment Plan

Please refer to the Plan before enrolling

Copies are available online at:
www.tsxtrust.com or
www.goldroyalty.com

To: TSX Trust Company ("TSX Trust")

I wish to enroll in the Dividend Reinvestment Plan (the "Plan") of Gold Royalty Corp. (the "Company") in order to reinvest ❑ all or ___ % of cash dividends received on the Company's common shares.

By signing this form, I request to be enrolled in the Plan, acknowledge that I have read the Plan and that my participation in the Plan will be subject to its terms and conditions. I also acknowledge that my enrollment in the Plan will remain in effect until I otherwise notify TSX Trust, in writing, in accordance with the Plan.

PLEASE PRINT CLEARLY – To avoid delays and ensure your enrollment, please complete all fields

First Shareholder Name:		Date of Birth (DD/MM/YYYY):	Occupation:
Second Shareholder Name (if applicable):		Date of Birth (DD/MM/YYYY):	Occupation:
Third Shareholder Name (if applicable):		Date of Birth (DD/MM/YYYY):	Occupation:
Address: (street number and name, apartment number or suite):			
City:	Province/State:	Postal code/Zip Code:	Country:
Daytime Telephone: ( )		Other Telephone: ( )	
S.I.N. / T.I.N.:	Shareholder Account Number	Shareholder Email (optional):	

Your Shareholder Account Number is located on your Gold Royalty Corp. common share dividend cheque.

Shareholder Signature	Second Shareholder Signature (if applicable)	Third Shareholder Signature (if applicable)	Date (DD/MM/YY)
______________________	______________________	______________________	______________

Please see reverse of form for instructions and additional information.

TMX

Instructions:

1. Read the Plan carefully before enrolling. There are risks associated with investments in the Company's common shares. See the Plan and the Company's Annual Report on Form 20-F for its most recent fiscal year and other filings available under its profile at www.sedar.com and www.sec.gov. In addition:
   - participants in the Plan will not know the price of the common shares being purchased under the Plan at the time that authorization is given by a participant to elect to have dividends reinvested;
   - the price of the common shares may fluctuate between the time a participant decides to purchase common shares under the Plan and the time of actual purchase and during this time period, a participant may become aware of additional information that might affect an investment decision;
   - a participant may realize a loss in connection with the purchase of common shares; and
   - The Company may amend, suspend or terminate the Plan at any time.
2. IMPORTANT: If shares are held by a corporation, partnership, association, agency, estate or trust, this form must be signed by a duly authorized signing officer whose title must be provided. TSX Trust may require submission of satisfactory evidence of authority of the person executing the form.
3. If shares are jointly held, all shareholders must sign this form.
4. If your shares are held in more than one account, a separate enrollment form must be completed for each account that you wish to participate in the Plan.
5. Non-registered beneficial holders (i.e., shareholders who hold their shares through an intermediary, such as a financial institution, broker or other nominee) should consult with that intermediary to determine the procedure for participation in the Plan.
6. By completing this Enrollment Form, you are deemed to have made the confirmations set forth in the Plan.
7. The Company may deny the right to participate in the Plan in accordance with the Plan.
8. For inquiries, please contact TSX Trust at 1-800-387-0825 or shareholderinquiries@tmx.com.
9. Once completed, please return the form to:
   TSX Trust Company
   P.O. Box 4229
   Station A
   Toronto, ON M5W 0G1
   Fax: 888-488-1416

Note:

TSX Trust Company is soliciting this information in compliance with the Plan and Anti-Money Laundering and Anti-Terrorist Financing legislation. All information will be held in accordance with its Privacy Policy located at tsxtrust.com/privacy-policy.